Exhibit 99.1

DEPARTMENT 56 REPORTS FOURTH QUARTER
AND FISCAL YEAR 2003 RESULTS

February 19, 2004 – Eden Prairie, MN. – Department 56 (NYSE: DFS), a leading collectible and giftware company, today reported earnings results for its fourth quarter and fiscal year ending January 3, 2004.

Revenues for the fourth quarter of $48.5 million were down 16% compared to $57.7 million in 2002. Revenues for the fiscal year of $191.7 million were down 8% compared to $208.6 million in 2002.

Net loss for the fourth quarter of 2003 was $3.1 million or $0.24 per share compared to net income of $8.1 million or $0.61 per share in the prior year. For fiscal 2003, net income was $16.4 million or $1.24 per share compared to $31.8 million or $2.42 per share in the prior year before the cumulative effect of adopting SFAS No. 142.

Certain items affect the comparability of the Company’s earnings during 2003 with those of 2002, as shown in the following table:

Items Impacting Earnings Comparability

(In thousands)

			53 Weeks Ended Jan. 3, 2004	52 Weeks Ended Dec. 28, 2002
	Quarter Ended
	Jan. 3, 2004	Dec. 28, 2002
Income (loss) before cumulative effect of change in accounting principle	$(3,143)	$8,051	$16,408	$31,841

Litigation settlement (1)				(5,388)
Income tax effect of litigation settlement				1,940

Reversal of prior year tax accruals (2)		(3,461)		(3,461)

Impairment of Geppeddo assets (3)	9,140		9,140
Income tax benefit from impairment of Geppeddo assets	(3,290)		(3,290)

Write-down of Geppeddo inventory to net realizable value (4)	607		607
Income tax benefit from write-down of Geppeddo inventory	(219)		(219)

Income before cumulative effect of change in accounting principle after removing the above items	$3,095	$4,590	$22,646	$24,932

(1)          The Company recorded $5.4 million of other income in 2002 in connection with the settlement of litigation involving its information systems.

(2)          The Company recorded adjustments to its income tax provision of $3.5 million in 2002 for the reversal of prior year tax accruals that were no longer necessary.

(3)          As a result of the Company’s decision to exit the Geppeddo seasonal kiosk business, the Company recorded non-cash charges of $9.1 million to write-off all goodwill, trademarks and other intangible assets and to recognize the impairment of the long-lived assets of the subsidiary.

(4)          In connection with the decision to exit the Geppeddo seasonal kiosk business, the Company recorded non-cash charges of $0.6 million to write-down Geppeddo inventory to its net realizable value. This write-down is included in 2003 cost of sales.

Fourth quarter earnings per share, after adjusting for the above items, was $0.23 in 2003 compared to $0.35 in 2002. Fiscal year earnings per share, after adjusting for the above items, was $1.71 in 2003 compared to $1.90 in 2002.

Earlier this month, Department 56 announced its decision to exit the Geppeddo seasonal kiosk business operated by its Axis subsidiary. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company has recorded an impairment charge relating to Geppeddo’s assets of $9.1 million. The impairment was comprised of non-cash charges of $8.2 million for the write-off of goodwill, trademarks and other intangible assets and $0.9 million for the impairment of long-lived assets. In addition, the Company recorded a $0.6 million non-cash charge to write-down inventory to its net realizable value which is included in 2003 cost of sales.

SFAS No. 144 requires that Geppeddo’s operations in 2003 and 2004 remain in continuing operations until the run-off of operations is complete (expected to be in the second quarter of 2004), at which point the impairment charge and operating results will be reclassified into discontinued operations for all periods presented. Geppeddo incurred a $2.2 million after-tax operating loss in 2003 (before the $9.1 million impairment charge and $0.6 million inventory write-down mentioned above) and management expects an after-tax loss of approximately $1.9 million during the first half of 2004 as it exits this business.

“We were pleased with the 10% increase in our Giftware sales in 2003,” said Susan Engel, Chairwoman and Chief Executive Officer. “Our Village sales, however, continued to be negatively impacted by both the cautious buying patterns of our Village dealers and the continued attrition in the number of these dealers. We expect to face the same challenges in 2004.”

Ms. Engel continued, “We were also very pleased with the performance of our own retail stores which were solidly profitable in 2003. Time to Celebrate and our retail stores are an effective means of reaching out to consumers unfamiliar with the Department 56 franchise and obtaining trial. We believe that our strategy of investing in Time to Celebrate and our own retail stores, along with our expanded product focus to celebrate all of life’s extraordinary moments is the right long-term strategy.”

Fourth Quarter Performance

Fourth quarter wholesale revenues were down 11% to $33.5 million from $37.5 million in the fourth quarter of 2002 due to a decrease in Village product sales, partially offset by an increase in Giftware product sales. Retail revenues for the fourth quarter were down 26% to $15.0 million from $20.3 million in the prior year. The decrease in retail sales was due to the decrease in Geppeddo sales and the fact that the Company did not operate its seasonal stores beyond January 2003.

Gross margin as a percentage of sales was 52.4% for the fourth quarter compared to 61.6% in the fourth quarter of 2002. The decrease in fourth quarter gross margins was principally due to an increase in the wholesale provision for excess and slow-moving inventory, lower gross profit margins on Geppeddo sales due to higher markdowns and the $0.6 million write-down of inventory mentioned above.

Selling, General and Administrative expenses for the quarter were $21.0 million, or 43% of sales, compared to $28.6 million, or 50% of sales in the fourth quarter of 2002. The decrease in SG&A was principally due to lower seasonal store, kiosk and incentive compensation expenses in 2003. Seasonal store expenses were lower as the Company did not operate seasonal stores beyond January 2003. Kiosk expenses were lower as Geppeddo operated 346 kiosks during the 2003 selling season compared to 417 kiosks during the 2002 selling season.

Interest expense for the fourth quarter was $0.5 million compared to $0.8 million in the prior year. The decrease in interest expense over the comparable periods resulted from a decrease in the amount of debt outstanding as well as lower interest rates.

The Company’s income tax provision rate for the fourth quarter of 2003 was 36%. The income tax benefit in the fourth quarter of 2002 reflected the reversal of prior year tax accruals noted in the table above.

Full Year Performance from Continuing Operations

For fiscal 2003, wholesale revenues of $166.9 million were down 7% compared to $180.4 million in 2002 due to a decrease in Village product sales, partially offset by an increase in Giftware product sales. Retail revenues for 2003 were down 12% to $24.8 million from $28.3 million in the prior year. The decrease in retail sales was due to the decrease in Geppeddo sales and the fact that the Company did not operate its seasonal stores beyond January 2003. Comparable sales for the Company’s three year-round stores that were open for a full year in both years decreased 1%.

Gross margins of 53.5% were down compared to 56.7% in the prior year. The decrease in the gross margin rate for the year was principally due to a shift in the mix of wholesale product shipments, the lower gross profit margins on Geppeddo sales mentioned above and the decrease in seasonal store sales.

SG&A represented 35% of sales, or $66.9 million, compared to $77.0 million, or 37% of sales in the prior year. The decrease in SG&A was principally due to lower seasonal store, kiosk, and incentive compensation expenses in 2003. Seasonal store expenses were lower as the Company did not operate seasonal stores beyond January 2003. Kiosk expenses were lower as Geppeddo operated 346 kiosks during the 2003 selling season compared to 417 kiosks during the 2002 selling season.

Interest expense during 2003 was $2.0 million compared to $3.4 million in the prior year. The decrease in interest expense over the comparable periods resulted from a decrease in the amount of debt outstanding as well as lower interest rates.

The income tax provision rate for fiscal 2003 was 36.0% compared to 27.1% for fiscal 2002. The lower 2002 rate was a result of the factor noted in the table above. Management anticipates that the income tax provision rate for 2004 will be approximately 36%.

Accounts receivable at the end of fiscal 2003 were $21.0 million compared to $32.6 million at the end of last year. The decrease in accounts receivable is principally due to having five additional days of cash collections in fiscal 2003 as a result of the year ending on January 3, 2004 compared to December 28, 2002 in fiscal 2002.

Capital Expenditures for the fourth quarter were $0.9 million, bringing the total for the year to $2.5 million compared to $1.9 million in fiscal 2002. Management anticipates 2004 capital expenditures to approximate 1% of annual wholesale revenues plus approximately $0.9 million for each year-round retail store opened during the year. The Company plans to open its sixth year-round retail store during the second quarter of 2004 at the Pier 39® shopping complex in San Francisco, California.

Fiscal 2004 Outlook

The Company intends to provide an outlook for fiscal 2004 in conjunction with its release of first quarter 2004 financial results in April. Information on first quarter wholesale orders will be provided at that time.

About Department 56

Department 56, Inc. is a leading collectible and giftware company that recognizes the importance of celebrating life’s extraordinary moments – holidays, special days, and every day. Best known for its lighted Village buildings, Snowbabies™ figurines and extensive holiday and special occasion product lines, the Company designs and develops festive giftware with the highest principles of quality and creativity.

Department 56 sells its products through approximately 13,000 wholesale customers who operate gift, specialty and department store locations in the United States and Canada, Company-operated retail stores, direct mail catalog companies and international distributors. Through its Time to Celebrate™ division, the Company sells holiday and seasonal giftware assortments direct to consumers at home shows. Time to Celebrate had approximately 500 independent sales consultants at the end of 2003.

Investors will have the opportunity to listen to the Company’s February 20 conference call over the Internet at www.fulldisclosure.com. To listen to the live call, please go to the web site at least fifteen minutes prior to the 9:00 a.m. ET call. For those who cannot listen to the live broadcast, a replay will be available.

Investor Contacts

Gregg Peters / Paul Hockert

Telephone:  (952) 944-5600

Notes concerning forward-looking statements:

This release contains forward-looking statements about the Company’s performance. These statements are based on management’s estimates, assumptions and projections as of today and are not guarantees of future performance. Any conclusions or expectations expressed in, or drawn from, the statements in this press release concerning matters that are not historical corporate financial results are forward-looking statements that involve risks and uncertainties. Actual results may vary materially from forward-looking statements and the assumptions on which they are based. The Company undertakes no obligation to update or publish in the future any forward-looking statements. Also, please read the bases, assumptions and factors set out in Item 7 in the Company’s Form 10-K for 2002 dated March 17, 2003 and filed under the Securities Exchange Act of 1934, all of which is incorporated herein by reference and applicable to the forward-looking statements set forth herein.

DEPARTMENT 56, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Quarter Ended
	Jan. 3 2004		Dec. 28 2002

NET SALES	48,538		57,713
COST OF SALES	23,101	47.6%	22,179	38.4%

Gross Profit	25,437	52.4%	35,534	61.6%

Selling, general and administrative expenses	20,982	43.2%	28,641	49.6%
Impairment of Geppeddo assets	9,140	18.8%	—

(LOSS) INCOME FROM OPERATIONS	(4,685)	-9.7%	6,893	11.9%

Interest expense	549	1.1%	769	1.3%
Other, net	(323)	-0.7%	(365)	-0.6%

(LOSS) INCOME BEFORE INCOME TAXES	(4,911)	-10.1%	6,489	11.2%

INCOME TAX BENEFIT	(1,768)	-3.6%	(1,562)	-2.7%

NET (LOSS) INCOME	$(3,143)	-6.5%	$8,051	13.9%

NET (LOSS) INCOME PER SHARE - BASIC	$(0.24)		$0.62

NET (LOSS) INCOME PER SHARE - ASSUMING DILUTION	$(0.24)		$0.61

Weighted Average Shares Outstanding - Basic	13,174		13,078
Weighted Average Shares Outstanding - Assuming Dilution	13,302		13,162

SUPPLEMENTAL INFORMATION -
Depreciation expense (as reported within SG&A)	$1,215		$1,195

	53 Weeks Ended Jan. 3, 2004		52 Weeks Ended Dec. 28, 2002

NET SALES	191,714		208,624
COST OF SALES	89,053	46.5%	90,305	43.3%

Gross Profit	102,661	53.5%	118,319	56.7%

Selling, general and administrative expenses	66,867	34.9%	77,006	36.9%
Impairment of Geppeddo assets	9,140	4.8%	—

INCOME FROM OPERATIONS	26,654	13.9%	41,313	19.8%

Interest expense	1,954	1.0%	3,426	1.6%
Litigation settlement	—		(5,388)	-2.6%
Other, net	(938)	-0.5%	(386)	-0.2%

INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	25,638	13.4%	43,661	20.9%

INCOME TAX PROVISION	9,230	4.8%	11,820	5.7%

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	16,408	8.6%	31,841	15.3%

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—		(93,654)	-44.9%

NET INCOME (LOSS)	$16,408	8.6%	$(61,813)	-29.6%

NET INCOME (LOSS) PER SHARE - BASIC
INCOME PER SHARE BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	$1.25		$2.45
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—		(7.21)
NET INCOME (LOSS) PER COMMON SHARE - BASIC	$1.25		$(4.76)

NET INCOME (LOSS) PER SHARE - ASSUMING DILUTION
INCOME PER SHARE BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	$1.24		$2.42
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—		(7.13)
NET INCOME (LOSS) PER COMMON SHARE - ASSUMING DILUTION	$1.24		$(4.70)

Weighted Average Shares Outstanding - Basic	13,118		12,998
Weighted Average Shares Outstanding - Assuming Dilution	13,210		13,141

SUPPLEMENTAL INFORMATION -
Depreciation expense (as reported within SG&A)	$4,758		$4,888

DEPARTMENT 56, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	January 3, 2004	December 28, 2002
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$22,486	$42,494
Accounts receivable, net	20,999	32,620
Inventories	14,594	14,324
Other current assets	11,904	9,093
Total current assets	69,983	98,531

PROPERTY AND EQUIPMENT, net	17,664	20,908
GOODWILL, TRADEMARKS AND OTHER, net	51,631	60,061
OTHER ASSETS	3,208	1,825
	$142,486	$181,325

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$—	$2,235
Accounts payable	8,563	8,172
Other current liabilities	11,588	15,239
Total current liabilities	20,151	25,646

OTHER LIABILITIES	3,015	1,358
DEFERRED TAXES	5,024	5,808
LONG-TERM DEBT	—	51,765
STOCKHOLDERS’ EQUITY	114,296	96,748
	$142,486	$181,325

Reclassifications - Certain reclassifications were made to the December 28, 2002 condensed consolidated balance sheets in order to conform to the presentation of the January 3, 2004 condensed consolidated balance sheet.  These reclassifications had no impact on consolidated net income or retained earnings as previously reported.

DEPARTMENT 56, INC.

SEGMENTS OF THE COMPANY AND RELATED INFORMATION

(In thousands)

	Quarter Ended		53 Weeks Ended	52 Weeks Ended
	Jan. 3, 2004	Dec. 28, 2002	Jan. 3, 2004	Dec. 28, 2002
WHOLESALE:
Village sales	$17,747	$23,754	$86,592	$107,097
Giftware sales	15,747	13,700	80,303	73,267

Net sales	33,494	37,454	166,895	180,364
Income from operations	13,063	17,941	72,191	82,177

RETAIL:
Net sales	15,044	20,259	24,819	28,260
(Loss) income from operations	(9,425)	142	(14,007)	(4,621)

OTHER -
Loss from operations	(8,323)	(11,190)	(31,530)	(36,243)

CONSOLIDATED:
Net sales	48,538	57,713	191,714	208,624
(Loss) income from operations	(4,685)	6,893	26,654	41,313

The Company has two reportable segments - wholesale and retail.  Although the product produced and sold for each segment is similar, the type of customer for the product and the method used to distribute the product are different.  The segmentation of these operations also reflects how the Company’s chief executive officer (the “CEO”) currently reviews the results of these operations.  Income from operations for each reporting segment includes specifically identifiable operating costs such as cost of sales and selling expenses.  General and administrative expenses are generally not allocated to specific operating segments and are therefore reflected in the other category.  Other components of the statement of operations which are classified below income from operations are also not allocated by segment.  In addition, the Company does not account for or report assets, capital expenditures or depreciation and amortization by segment.  All transactions between operating segments have been eliminated and are not

Reclassifications - Certain reclassifications were made to the quarter and 52-weeks ended December 28, 2002 segment information in order to conform to the presentation of the quarter and 53-weeks ended January 3, 2004.  These reclassifications had no impact on consolidated net income as previously reported.